Exhibit 10.1

AMENDMENT No. 1 TO AMENDED & RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Second Amended and Restated Employment Agreement dated as of October 1, 2014 (the “Employment Agreement”), by and between Xcel Brands, Inc., a Delaware corporation (the “Company”) and Robert W. D’Loren (the “Executive”, and together with the Company, the “parties”), is dated April 26, 2017 and effective as of April 1, 2017.

WHEREAS, the parties have previously entered into the Employment Agreement providing for the terms and conditions of the employment of Executive by the Company;

WHEREAS, the parties wish to amend the Employment Agreement to amend certain provisions of the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Compensation. Effective April 1, 2017 Section 1.3(a) of the Employment Agreement is deleted in its entirety and replaced with the following:

(a)           Base Salary.  The Executive’s base salary during the Employment Period shall be $888,500 per annum (the “Base Salary”).  The Base Salary will be payable to the Executive by the Company in regular installments in accordance with the Company’s general payroll practices.  The Executive shall receive such increases (but not decreases) in his Base Salary as the Board of Directors, or the compensation committee of the Board of Directors, may approve in its sole discretion from time to time. The Base Salary shall be reviewed at least annually.

2.       Scope of Amendment. Except as specifically amended hereby, the Employment Agreement shall continue in full force and effect, unamended, from and after the date hereof.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment, intending to be legally bound hereby, as of the date first above written.

XCEL BRANDS, INC.

By:	/s/ James Haran
Name: James Haran
Title: CFO

EXECUTIVE:

/s/ Robert W. D’Loren
Robert W. D’Loren